SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-HEIN-WERNER CORP

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                 5/21/98            7,000            12.6125
                                 5/15/98              200            12.5500
                                 5/14/98           12,800            12.5500
          GABELLI ASSOCIATES FUND
                                 5/22/98           10,000            12.5000
                                 5/21/98            4,000            12.5000
                                 5/20/98              900            12.5000
                                 5/19/98              400            12.5000
                                 5/18/98              300            12.5000
                                 5/15/98              700            12.5000






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.


          (2) PRICE EXCLUDES COMMISSION.